CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Prospectus and Statement of Additional Information of Triex Tactical Long/Short Fund under “Independent Registered Public Accounting Firm”.

                            BBD, LLP

Philadelphia, Pennsylvania

August 22, 2011